Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-69616, 333-49027, 333-69618, 333-89496, 333-114965, 333-114969, 333-150418, 333-17687, 333-181127 and 333-190374) of Speedway Motorsports of our report dated March 6, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina March 7, 2014